UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2005

HAPS USA, INC.

(Exact name of registrant as specified in its charter)

Utah	000-32195	000-32195
(State of other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (714) 895-7772

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Current Report on Form 8-K/A amends our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 9, 2005.  At the time of the filing of the Form 8-K it was not practicable to include the unaudited interim financials statements of the acquired company for its first quarters ending September 30, 2005 and 2004.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, this Current Report on Form 8-K/A contains certain forward-looking information based on our current expectations.  The inclusion of forward-looking statements should not be regarded as a representation by us or any other person that the objectives or plans will be achieved because our actual results may differ materially from any forward-looking statement.  The words “may,” “should,” “plans,” “believe,” “anticipate,” “estimate,” “expect,” their opposites and similar expressions are intended to identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  We caution readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may tend to influence the accuracy of the statements, including but not limited to, those risk factors outlined in the section titled “Risk Factors”.  You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report.  We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Current Report or to reflect the occurrence of unanticipated events.  You should, however, review the factors and risks we describe in the reports we file from time to time with the Securities and Exchange Commission (“SEC”) after the date of this Current Report.

SECTION 2          FINANCIAL INFORMATION

ITEM 2.01.            COMPLETION OF ACQUISITION OR DISPOSITION

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

Through our subsidiaries, we own and operate thirteen pachinko stores as of September 2005, which is our primary operating business.  We opened our thirteenth store in July 2004 and fourteenth store in March 2005, which are our largest stores with 560 machines, each. We closed one store in July 2005 which operated 138 machines because it was unprofitable.  We plan to close additional older stores in the next 24 months, as well as open new stores.  We plan to open our next store in August 2006.  We operate a total of 4,298 Pachinko and Pachislo machines as of September 30, 2005.  We plan to leverage our expertise and capitalize on new development opportunities to expand our operations in Japan.

Results of Operations

Three Months Ended September 30, 2005 Compared to Three Months Ended September 30, 2004

Operating Revenues and Costs

A summary of the gaming revenues for the three months ended September 30, 2005 and 2004 are as follows:

	2005		2004
	Amount	Percentage	Amount	Percentage
Patron wagers (pay-ins)	$48,633,987	100.0%	$45,596,151	100.0%

Patron payouts	(42,728,953)	(87.9)	(40,608,580)	(89.1)

Gaming revenues	$5,905,034	12.1%	$4,987,571	10.9%

Consistent with the gaming industry, we report our revenues as the net of wagers less payouts.  During the three months our gaming revenues increased from $4,987,571 in 2004 to $5,905,034 in 2005, an increase of 18.39%.

Our gross wagers increased by $3,037,836 or 6.7% from the three months ending September 30, 2004 to $48,633,987 for the three months ending September 30, 2005.  The new store that opened in March 2005 contributed $10,263,005 to the increase in wagers, while ten stores decreased their wagers by $7,059,432 compared with the three months ended September 30, 2004, mainly due to high competition.  The impact of the store we closed in July 2005 was a decrease of $155,158 in wagers.  Total number of pachinko and pachislo machines increased by 422 to 4,298, an increase of 10.9% during the quarterly period ended September 30, 2005.

Our payouts increased by $2,120,373 or 5.2% from the three months ending September 30, 2004 to $42,728,953 in the three months ending September 30, 2005.  Our payouts as a percentage of wagers decreased from 89.1% in 2004 to 87.9% in 2005 largely due to a higher payout-rate campaign to promote the grand opening of a new store which opened in July 2004.  We gradually decrease our payouts during the first six months after opening a new store to reduce initial operating losses and ultimately achieve profitability.

Cost of Revenues

Costs of revenues as a percentage of total revenues for the three months ended September 30, 2005 and 2004 are as follows:

	2005	2004
Depreciation	27.5%	24.8%
Salaries and Wages	18.7%	22.9%
Facilities and other	21.8%	27.8%
Impairment of property and equipment	9.5%	10.4%
Total cost of revenues	77.5%	85.9%

Cost of revenues for the three months ended September 30, 2005 increased by $252,776 or 5.4% from $4,644,858 to $4,897,634 compared to the three months ended September 30, 2004.  As a percentage of revenues, our costs in the three months ended September 30, 2005 decreased to 77.5% from 85.9% for the three months ended September 30, 2004. The large contributors to this decrease are salaries and wages, and overhead costs due to our improved labor and overhead cost management.  Impairments declined during the quarter ended September 30, 2005, because impairments of land totaling approximately $179,000 were recorded in the comparable period in the prior year.

Marketing and Advertising Expense

We incurred $265,375 and $251,119 of marketing and advertising expenses which represent 4.2% and 4.6% of revenues for the three months ended September 2005 and 2004, respectively.  Those high percentages against the total revenue are mainly due to the advertising associated with the opening of new stores.

General and Administrative Expenses

General and administrative expenses for the three months ended September 30, 2005 increased by $137,534 or 23.5% to $723,222 from $585,688 for the three months ended September 30, 2004.  General and administrative expenses for the three months ended September 30, 2005 constituted 11.4% of revenues in comparison to 10.8 % for the three months ended September 30, 2004.  The increase in general and administrative costs from the 2004 period can be attributed primarily to charges for professional fees in the aggregate amount of $151,243 related to the start of a reverse merger in 2005, compared to $72,107 in 2004.

Other Income and Expenses

Interest expense increased by $26,789 to $436,397 in the three months ended September 30, 2005, from $409,608 for the three months ended September 30, 2004, an increase of 6.5%.  The increase in interest expense is attributable to a corresponding increase in long-term loans and lease contracts used to make improvements to leased properties and acquire equipment in new stores, respectively.

Income Taxes

Provision for income taxes increased by $246,400 for the three months ended September 30, 2005, from a tax benefit of $152,866 to $93,534 of income tax expense.  The effective tax rate against income or loss before income tax increased 83% for the three months ended September 30, 2005 from 37% for the three months ended September 30, 2004.  The increase in effective tax rate was attributable to the allowance to fully write off the tax benefit of net operating loss of approximately$46,400 incurred in USA for the three months ended September 30, 2005, while the recognition of tax benefit of net operating loss of approximately $60,000 incurred by our subsidiary for the three months ended September 30, 2004.

Net Income (Loss)

We generated net income for the three months ended September 30, 2005 of $18,101 versus a net loss of $358,183 for the three months ended September 30, 2004.  This decrease in net loss can be attributed to the increase of gaming revenue due to the opening of two new stores in 2005, and the effect of cost management to reduce labor and overhead.

Liquidity and Sources of Capital

Cash Flows

During the three months ended September 30, 2005 and 2004, we generated $1,877,964 and used $578,394 respectively, of cash flows from operating activities.  Our cash provided by operating activities during the three months ended September 30, 2005 and 2004, included non-cash depreciation and impairment losses aggregating $2,426,297 and $2,026,087, respectively.  Our increase in cash generated in the three months ended September 30, 2005 relates primarily to a decrease in payments to vendors in the three months ended September 30, 2004.

During the three months ended September 30, 2005 and 2004, we used cash of $2,400,827 and $514,540 respectively on investing activities.  During the three months ended September 30, 2005, we spent approximately $1,909,803 for capital additions mainly purchasing pachinko machines. $208,742 and $2,578,162 of property and equipment were acquired under capital lease contracts during the three months ended September 30, 2005 and 2004.

During the three months ended September 30, 2005, we used cash of $1,334,069 in financing activities.  During this period, we borrowed $982,686 from three banks, and we repaid debt totaling $1,778,685.  We used funds for purchasing pachinko machines and increased working capital.  In fiscal 2004, we used cash in our financing activities in the amount of $1,118,190.  We borrowed $455,622 and repaid long-term debt of $1,333,057 during the three months ended September 30, 2004. $513,787 and 216,187 of lease obligations were repaid during the three months ended September 30, 2005 and 2005.

Liquidity

As of September 30, 2005, the Company has a working capital deficit totaling $1,885,189.  We have $7,158,614 in current portion of long term debt to be repaid within one year.  We have good relations with our banks in Japan.  We believe PGMI will continue its growth and generate positive cash flows from operations to fund its daily operations and service its debt obligations.  There are no assurances that we will be successful in our plans.  No adjustments have been made to the carrying value of assets or liabilities as a result of the uncertainty about obtaining cash required to pay obligations as they come due.  Our independent registered public accounting firm has included an explanatory paragraph in their report on our consolidated financial statements ended June 30, 2005, regarding substantial doubt about our ability to continue as a going concern because of these matters.

Our level of indebtedness presents other risks to investors, including the possibility that we may be unable to generate cash sufficient enough to pay the principal of and interest on our indebtedness when due; and that we may not be able to meet tests and covenants of such debt agreements and achieve satisfactory resolution of such non-compliance with the lenders. In such an event, the holders of our indebtedness may be able to declare all indebtedness owing to them to be due and payable immediately, and proceed against any collateral securing such indebtedness.  These actions could limit our ability to borrow additional funds and would likely have a material adverse effect on our business and results of operations.

Results of Operations

Year Ended June 30, 2005 Compared to Year Ended June 30, 2004

Operating Revenues and Costs

A summary of the gaming revenues for the year ended June 30, 2005 and 2004 are as follows:

	2005		2004
	Amount	Percentage	Amount	Percentage
Patron wagers (pay-ins)	$187,877,668	100.0%	$137,554,142	100.0%
Patron payouts	(166,343,692)	(88.5)	(121,451,695)	(88.3)
Gaming revenues	$21,533,976	11.5%	$16,102,447	11.7%

Consistent with the gaming industry, we report our revenues as the net of wagers less payouts.  During the year, our gaming revenues increased from $16,102,447 in 2004 to $21,533,976 in 2005, an increase of 33.7%.

Our gross wagers increased by $50,323,526 or 36.5% from the year ended June 30, 2004 to $187,877,668 in the year ended June 30, 2005.  The two new stores that opened in July 2004 and March 2005 contributed $42,676,698 and $13,804,656 to the increase in wagers respectively. Total number of pachinko and pachislo machines increased by 1,145 to 4,492, an increase of 35.0% because of the two new stores.

Our payouts increased by $44,891,997 or 37.0% from the year ended June 30, 2004 to $166,343,692 in the year ended June 30, 2005.  Our payouts as a percentage of wagers were slightly increased from 88.3% in 2004 to 88.5% in 2005 due to high payout rate campaign to promote the grand opening of two new stores.  We usually offer higher payouts in the first three months after opening a new store.

Cost of Revenues

Costs of revenues as a percentage of total revenues for the year ended June 30, 2005 and 2004 are as follows:

	2005	2004
Depreciation	32.4%	22.4%
Salaries & Wages	21.6%	24.8%
Facilities & other	23.9%	23.7%
Impairment of property and equipment	12.4%	4.4%
Total cost of revenues	90.3%	75.3%

Cost of revenues for the year ended June 30, 2005 increased by $7,778,968 or 59.0 % from $13,196,843 to $20,975,811 compared to the year ended June 30, 2004.  As a percentage of revenues, our costs in the year ended June 30, 2005 increased to 90.3% from 75.3% for the year ended June 30, 2004.  The large contributors to this increase are depreciation expense, store rent expense, payroll and employee benefits due to addition of our new stores.  Depreciation expense is accelerated in the year of acquisition for machines acquired.  In addition, we provided impairments for machines which were removed from service prior to their useful life.  Machine lives are generally two to three years, depending on technologies, playing habits and customer preference.  We are experiencing high turnover of our machines because of player desires.  During the years ended June 30, 2005 and 2004, we impaired and retired pachinko and pachislo machines prior to the end of their useful lives resulting in losses of $2,137,353 and $507,844, respectively.  The impairments in fiscal 2005 primarily related to the two new-store openings in July 2004 and March 2005.

During the year ended June 30, 2005, we impaired land and building at two stores resulting in loss of $738,871, because of declining estimated cash flows.  During the year ended June 30, 2004, we impaired land at one store resulting in loss of $261,568, because of declining estimated cash flows.  We plan to close two or three stores from 2007 through 2009.  When we estimated future cash flows to evaluate impairment, we assumed the closure of stores during those years.

Marketing and Advertising Expense

Marketing and advertising expenses increased by $755,363 from $331,562 for the year ended June 30, 2004 to $1,086,925 for the year ended June 30, 2005.  The increase is attributable to wide advertisement in the grand opening of the new stores that opened in July 2004 and March 2005.  As a percentage of revenues, we spent 4.7 % and 1.9%, in the year ended June 30, 2005 and 2004.  The increase in advertising expense at the new stores is a significant factor to a higher percentage to the total revenue.

General and Administrative Expenses

General and administrative expenses for the year ended June 30, 2005 decreased by $509,055 or 14.9% to $2,911,995 from $3,421,050 for the year ended June 30, 2004.  General and administrative expenses for the year ended June 30, 2005 constituted 12.5% of revenues in comparison to 19.5 % for the year ended June 30, 2004.  The decrease in general and administrative costs from the 2004 period can be attributed primarily to lower charges for legal, professional and director fees.

Other Income and Expense

Interest expense increased by $760,891 to $1,572,087 in the year ended June 30, 2005, from $811,196 for the year ended June 30, 2004, an increase of 93.80%.  The increase of interest expense is attributable of the increase in long-term loans and lease contracts to acquire improvements and equipments in new stores.  Our borrowings in the past 18 months have increased in cost to 6.7% per annum, including our interest swap agreements with this bank.  Our other significant term borrowings issued previous thereto, range from 2.20% to 3.75%.

Income Taxes

Provision for income taxes decreased by $1,183,312 for the year ended June 30, 2005, from $319,981 of tax expense in fiscal 2004 to $863,331 of income tax benefit.  The decrease in income tax expense was attributable to the recognition of deferred tax assets of net operating loss of approximately $725,000 incurred by our Japanese subsidiary for the year ended June 30, 2005.  We believe that it is more likely than not that we will recover these deferred tax assets through future operations.

Net loss

We incurred a net loss for the year ended June 30, 2005 of $1,625,313 versus net loss of $342,984 for the year ended June 30, 2004.  This increase in net loss can be attributed to the increase of depreciation and impairment of disposed equipment due to the opening of two new stores.  Management believes the two new stores will generate income from operations in 2006, thus reducing the net losses substantially.  No new stores are expected to open in fiscal 2006.

Liquidity and Sources of Capital

Cash Flows

During the years ended June 30, 2005 and 2004, we generated $5,164,878 and $5,453,409, respectively, of cash flows from operating activities.  Our cash provided by operating activities in fiscal 2005 and 2004, included non-cash depreciation and impairment losses aggregating $10,737,480 and $5,152,422 respectively.  Our decrease in cash generated in the year ended June 30, 2005 relates primarily to a decrease in payments to vendors.

During the years ended June 30, 2005 and 2004, we used cash of $2,525,213 and $10,945,663 respectively on investing activities.  In 2005, we liquidated $6,177,823 of time deposits to repay a like amount of notes payable to the same bank.  We also received a liquidation of a private-equity investment in fiscal 2005 for $566,705.  During such periods, we spent approximately $8,309,660 and $9,614,292 respectively, for capital additions.  The 2004 expenditures included approximately $3,929,289 for the building and improvements of the new store opened July 2005, and the 2005 expenditures included $3,294,628 for the new store opened March 2005, excluding lease deposits which are reflected in the increase in other assets.  The remaining expenditures relate to purchases of new pachinko/pachislo machines.

During the year ended June 30, 2005, we provided cash of $238,267 from financing activities.  During this period, we borrowed $11,129,322 from four banks, and we repaid debt totaling $9,963,608.  We used funds for building construction and increased working capital.  In fiscal 2004, we provided cash in our financing activities in the amount of $7,201,133.  We borrowed $13,318,966 and repaid long-term debt of $5,502,084 during the year ended June 30, 2004.

Critical Accounting Policies

Our significant accounting policies are included in Note 2 of our Consolidated Financial Statements included elsewhere in this Report.  These policies, along with the underlying assumptions and judgments made by our management in their application, have a significant impact on our consolidated financial statements.  In certain cases, we are required to make significant estimates.  Our most significant estimates relate to future cash flow projections.  These projections were used to evaluate the recoverability of deferred tax assets originating in Japan and our long-lived assets.  If our estimates prove to be different from actual, we will modify assumptions and consider the impact on our assets.  When preparing our cash flow projections, we considered closing marginally profitable stores or loss stores (three in total) in 2006 through 2008, thus resulting in impairments of our property and equipment.  See Cost of sales discussion below.

Impairment of Long-Lived Assets and Intangibles

We review the carrying value of our long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable annually.  Unforeseen events and changes in circumstances and market conditions and material differences in estimates of future cash flows could negatively affect the fair value of our assets and result in an impairment charge.  Estimated fair value is determined by discounting the future expected cash flows using a current discount rate in effect at the time of impairment.  Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and our estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.  Additionally, in conjunction with the review for impairment, the remaining estimated lives of certain of our long-lived assets are assessed.

Income Taxes

We account for income taxes in accordance with Statement of Financial Accounting Standards No.109, Accounting for Income Taxes (SFAS No.109) which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the bases used for financial reporting and income tax reporting of recorded assets and liabilities. SFAS No.109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.  We have provided valuation allowances because we feel that certain deferred tax assets generated in the United States will not be recovered through future operations.  We believe our future cash flows will allow us to recover our deferred tax assets in Japan.

Interest Rate Swap Agreements

Interest swap agreements and the related debt are considered ineffective against changes in the fair value of the debt due to changes in the benchmark interest rates over their terms, as provided by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”.  We do not have an established formal risk management policy with respect to the use of derivative instruments, and the related term and notional amounts of the interest swap agreements do not coincide with the debt financed.  The fair value of the swaps is carried as an asset or a liability in the consolidated balance sheet and the changes is recorded as a gain or loss to operations.  The fair values of PGMI’s interest rate swaps are the estimated amounts it would receive or pay to terminate the agreements as of the reporting date as determined by the bank.  As of June 30, 2005, the fair value of the outstanding swaps liability was $866,155.

Off-Balance Sheet Transactions

We are not aware of any off-balance sheet transactions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The unaudited financial statements of PGMI, Inc. for the first quarters ended September 30, 2005 and 2004 are incorporated herein by this reference to Exhibit 99.1 of this Current Report.

The audited financial statements of PGMI, Inc. for the fiscal years ended June 30, 2005 and 2004 are incorporated herein by this reference to Exhibit 99.2 of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPS USA, INC.

Date: January 25, 2006	By:	/s/ SHINICHI KANEMOTO
Shinichi Kanemoto,
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited consolidated financial statements of PGMI, Inc. for the first quarters ended September 30, 2005 and 2004
99.2	Audited consolidated financial statements of PGMI, Inc. for the fiscal years ended June 30, 2005 and 2004